                                                                    EXHIBIT 23.2


           CONSENT OF KLEHR, HARRISON, HARVEY, BRANZBURG & ELLERS LLP

      We hereby consent to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of this Registration Statement of Jill Kelly Productions Holding, Inc. on Form SB-2. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


/s/ KLEHR, HARRISON, HARVEY, BRANZBURG & ELLERS LLP
May 14, 2004